PROMISSORY NOTE
(Mortgage Loan)

$6,035,000.00	Framingham, Massachusetts
February ____, 2006

FOR VALUE RECEIVED, BAY STATE REALTY HOLDINGS, INC., a Massachusetts corporation ("Borrower"), whose address is 1309 South Main Street, Waterbury, CT 06706 promises to pay to FORD MOTOR CREDIT COMPANY, a Delaware corporation ("Lender"), or order, at 2nd Floor Southboro Place, 352 Turnpike Road, Southboro, Massachusetts 01772, or such other place as Lender may designate in writing, the principal sum of SIX MILLION THIRTY FIVE THOUSAND DOLLARS ($6,035,000.00), together with interest on the principal balance outstanding from time to time (the "Principal Balance"), in accordance with the terms and conditions of this Promissory Note (this "Note"):

1.    Definitions. Unless otherwise specifically defined herein, the capitalized terms used herein shall have meanings set forth in the Mortgage (as defined below). The following terms shall have the meanings set forth below:

(a)   The term "Alternative Applicable Interest Rate" means the interest rate of three percent (3%) per annum over the Applicable Interest Rate.

(b)   The term "Anniversary Date" means the same month and day as the first Payment Date occurring in subsequent calendar years.

(c)   The term "Applicable Interest Rate" means the interest rate of 2.75% per annum above the LIBOR Rate in effect from time to time.

(d)   The term "LIBOR Rate" means a rate calculated on the last day of each calendar month equal to the arithmetic average of the London Interbank Offered Rates (LIBOR) (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest one thousandth of 1%) for deposits in U.S. dollars, for a one-month period, that are quoted each Monday for the preceding Friday during that calendar month under the "Money Rates Column" of the Wall Street Journal, or as published in such other publications as Lender may designate. In the event such rate is not quoted on Monday for the previous Friday, the rate quoted on the first business day of the week for the last business day of the previous week shall be utilized.

(e)   The term "Maturity Date" means the Payment Date 5 years after the first Payment Date.

(f)   The term "Mortgage" means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing dated as of even date with this Note from Borrower to Lender, covering the real and personal property described therein situated in Middlesex County, Massachusetts.

(g)    The term "Payment Date" shall mean the first day of each month during the term or until the Loan is paid in full.

2.      Interest. (a) Borrower shall pay interest on the Principal Balance at the Applicable Interest Rate or the Alternative Applicable Interest Rate, as the case may be, as set forth below. Interest will be calculated on the basis of a 360-day year. For purposes of computing interest on the Principal Balance, the Applicable Interest Rate or Alternative Applicable Interest Rate, as the case may be, shall change on the first day of each month during the term hereof, following any month in which there is a change in the LIBOR Rate. The Applicable Interest Rate or Alternative Applicable Interest Rate, as the case may be, in effect on the first day of a month shall be deemed to be in effect throughout such month. Each payment shall be applied first to interest, and the balance to reduction of the Principal Balance and all other amounts due under the Transaction Documents.

(b)    Time is of the essence hereof. If the Principal Balance, interest or other sum due hereunder is not paid within ten (10) days of when due, Borrower shall pay to Lender a late charge payment equal to five percent (5%) of the amount of such installment or the maximum rate permitted by law, whichever is less. Borrower shall pay interest on the outstanding Principal Balance at the Alternative Applicable Interest Rate (1) upon the occurrence of an Event of Default under the Transaction Documents and thereafter until such Event of Default is cured, or (2) upon the failure by Borrower to pay the final payment in full under this Note on the Maturity Date even though Lender does not declare an Event of Default, or (3) upon the termination by Lessee of its line of credit with Lender for financing Lessee's new motor vehicle inventory.

(c)    Notwithstanding any provision of the Transaction Documents, the total liability of Borrower under this Note for Interest Payments shall not exceed the Legal Rate. In the event the Interest Payments for any month or other interest payment period exceed the Legal Rate, Lender shall apply all Interest Payments collected in excess of the Legal Rate for the period in question to the outstanding Principal Balance as of the date of receipt. Further, upon notice to Borrower, Lender may waive, reduce or limit the collection of any Interest Payments in excess of the Legal Rate.

3.     Amortization and Repayment. (a) From the date hereof to and including the Maturity Date, Borrower shall pay Lender the Principal Balance and interest thereon as follows:

(1)   an interest only payment at the Applicable Interest Rate or Alternative Applicable Interest Rate, as the case may be, on the unpaid Principal Balance outstanding from the date hereof through the last day of the first month of the term hereof, payable on the first Payment Date; and

(2)   59 unequal, consecutive monthly installments of principal in the amounts set forth on Schedule A attached hereto, plus interest at the Applicable Interest Rate or the Alternative Applicable Interest Rate, as the case may be, on the unpaid Principal Balance outstanding, commencing on the second Payment Date, and continuing monthly thereafter on each Payment Date; and

(3)   on the Maturity Date, a final installment equal to the unpaid Principal Balance, accrued and unpaid interest thereon and any and all other payments due under this Note and the Transaction Documents.

(b)   Borrower may prepay all or a portion of the Principal Balance upon payment of all interest accrued on the outstanding Principal Balance through the day of prepayment and all other charges, and a prepayment premium equal to the Principal Balance then being prepaid, multiplied by  (1) 3.0%, if such prepayment is made on or before the first Anniversary Date, (2) 2.0%, if such prepayment is made after the first Anniversary Date, but on or before the fourth Anniversary Date, or (3) 1.0%, if such prepayment is made after the fourth Anniversary Date, but more than 15 days prior to the Maturity Date; provided, however, that Borrower may prepay without premium up to 5.0% of the original principal amount of this Note during any calendar year. Provided that no Event of Default has occurred and is continuing, Borrower will not be responsible for a prepayment premium if the prepayment of the Principal Balance is the result of a Casualty, Condemnation or Taking of the Property. Borrower will be responsible for the applicable prepayment premium if the Principal Balance is prepaid in whole or in part as a result of an acceleration of the Principal Balance upon the occurrence of any Event of Default. Borrower shall make all prepayments of the Principal Balance on a Payment Date. Lender shall apply all prepayments first to interest and then to principal.

4.    Security. This Note is secured by the Mortgage and the other Transaction Documents, which state the rights and obligations of the parties to the Property and other collateral and provides for acceleration of the Principal Balance and other remedies upon the occurrence of an Event of Default. The terms and conditions of the Mortgage and all other Transaction Documents, other than this Note, are incorporated herein by reference.

5.    Assignment and Participation.

(a)   Without in any way limiting any rights of Lender under the Mortgage or the other Transaction Documents, Lender may, without the consent of Borrower, assign to one or more persons all or a portion of its rights and obligations under this Note and the Loan. Upon such assignment, from and after the effective date thereof, the assignee thereunder shall be a party hereto and shall have the rights and obligations of Lender hereunder, and Lender shall have no further obligations or rights hereunder.

(b)   Without in any way limiting any rights of Lender under the Mortgage or the other Transaction Documents, Lender may, without the consent of Borrower, sell participations to one or more persons in or to all or a portion of its rights and obligations under this Note and the Loan; provided, however, that (1) Lender’s obligations under this Note shall remain unchanged, (2) Lender shall remain solely responsible to Borrower for the performance of such obligations, (3) Lender shall remain the holder of this Note for all purposes of this Note; and (4) Borrower shall continue to deal solely and directly with Lender in connection with Lender’s rights and obligations under and in respect of this Note, the Mortgage and the other Transaction Documents.

(c)    Without in any way limiting any rights of Lender under the Mortgage or the other Transaction Documents, Lender may, without the consent of Borrower, in connection with any assignment or participation or proposed assignment or participation pursuant to this subsection, disclose to the assignee or participant or proposed assignee or participant, as the case may be, any information relating to Borrower or any of its affiliates or to any aspect of the Loan or the Property that has been furnished to Lender by or on behalf of Borrower or any of its affiliates.

6.    Miscellaneous.

(a)   This instrument shall be governed by and construed according to the laws of the Commonwealth of Massachusetts.

(b)   Whenever used, the singular shall include the plural, the plural shall include the singular, and the words "Lender" and "Borrower" shall be deemed to include their respective heirs, administrators, executors, successors and assigns.

(c)    In the event any one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions hereof shall be in no way affected, prejudiced or disturbed thereby.

(d)   The terms and conditions of this Note may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is asserted, and then such modification, waiver, discharge or termination shall be effective only in the specific instance and for the specific purpose given.

(e)    Borrower shall pay all costs and expenses in connection with the preparation, execution, delivery and performance of this Note and the other Transaction Documents, including without limitation, reasonable fees and expenses of its and Lender's counsel, taxes, documentary stamps and recording and filing fees and expenses.

(f)    This Note and the other Transaction Documents constitute the sole and entire agreement of the parties with respect to the subject matter thereof.

(g)   Borrower waives (1) presentment and demand for payment of any Indebtedness, except as otherwise provided in the Transaction Documents; (2) protest, notice of protest and nonpayment, notice of demand and dishonor and notice of acceleration with respect to the Indebtedness or the Transaction Documents; (3) notice of costs, expenses or losses and interest thereon, and notice of late charges; (4) diligence in taking any action to collect the Indebtedness or in proceeding against the Property or any other collateral securing payment of this Note; (5) all exemptions, whether homestead or otherwise, as to the Indebtedness and the Obligations; (6) any right to require Lender to proceed against any other party or person or any collateral before proceeding against Borrower or any other party; and (7) all other rights and defenses, the assertion or exercise of which would in any way diminish the liability of Borrower hereunder. Lender may apply all funds made available to it from the proceeds of the disposition of any collateral or by the exercise of the right of set off either to the Indebtedness or the Obligations, as Lender may elect from time to time.

(h)    BORROWER ACKNOWLEDGES THAT INTEREST IN THIS NOTE IS TO BE CALCULATED BY LENDER ON THE BASIS OF A THREE HUNDRED SIXTY (360) DAY YEAR AND IS FULLY AWARE THAT SUCH CALCULATIONS MAY RESULT IN AN ACCRUAL AND/OR PAYMENT OF INTEREST IN AMOUNTS GREATER THAN CORRESPONDING INTEREST CALCULATIONS BASED ON A THREE HUNDRED SIXTY-FIVE (365) DAY YEAR.

 (i)    BORROWER AND LENDER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN, THE APPLICATION FOR THE LOAN, THIS NOTE, THE MORTGAGE OR THE OTHER TRANSACTION DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

 (j)    Borrower recognizes that the occurrence of an Event of Default, including without limitation, its failure to make any payment when due as provided herein or in any other Transaction Document, will require Lender to incur additional expense in servicing and administering the Loan, in loss to Lender of the use of the money due and in frustration to Lender in meeting its other financial and loan commitments and that the damages caused thereby would be extremely difficult and impractical to ascertain. Borrower agrees (1) that an amount equal to the late charge under Section 2 plus the accrual of interest at the Alternative Applicable Interest Rate is a reasonable estimate of the damage to Lender in the event of a late payment, and (2) that the accrual of interest at the Alternative Applicable Interest Rate following any other Event of Default is a reasonable estimate of the damage to Lender in the event of such other Event of Default, regardless of whether there has been an acceleration of the Loan. Nothing in this Note shall be construed as an obligation on the part of Lender to accept, at any time, less than the full amount then due hereunder, or as a waiver or limitation of Lender's right to compel prompt performance.

(k)    Upon notice from Lender to Borrower of the loss, theft, destruction or mutilation of this Note and, upon receipt of indemnity reasonably satisfactory to Borrower from Lender or, in the case of mutilation hereof, upon surrender of the mutilated Note, Borrower will make and deliver a new note of like tenor in lieu of this Note.
Borrower, intending to be legally bound hereby, has duly executed this Note on the day and year first above written.

BORROWER:

BAY STATE REALTY HOLDINGS, INC., a Massachusetts corporation

By:	Corey Shaker, President

By:	Charles Schwartz, Secretary

SCHEDULE A

Monthly Installments of Principal

	Payment
No.	Date	Principal
1	4/1/2006	11,265.21
2	5/1/2006	11,333.08
3	6/1/2006	11,401.37
4	7/1/2006	11,470.06
5	8/1/2006	11,539.17
6	9/1/2006	11,608.69
7	10/1/2006	11,678.63
8	11/1/2006	11,749.00
9	12/1/2006	11,819.78
10	1/1/2007	11,891.00
11	2/1/2007	11,962.64
12	3/1/2007	12,034.72
13	4/1/2007	12,107.22
14	5/1/2007	12,180.17
15	6/1/2007	12,253.56
16	7/1/2007	12,327.38
17	8/1/2007	12,401.66
18	9/1/2007	12,476.38
19	10/1/2007	12,551.55
20	11/1/2007	12,627.17
21	12/1/2007	12,703.25
22	1/1/2008	12,779.79
23	2/1/2008	12,856.78
24	3/1/2008	12,934.25
25	4/1/2008	13,012.17
26	5/1/2008	13,090.57
27	6/1/2008	13,169.44
28	7/1/2008	13,248.79
29	8/1/2008	13,328.61
30	9/1/2008	13,408.92
31	10/1/2008	13,489.71
32	11/1/2008	13,570.98
33	12/1/2008	13,652.75
34	1/1/2009	13,735.01
35	2/1/2009	13,817.76
36	3/1/2009	13,901.01
37	4/1/2009	13,984.76
38	5/1/2009	14,069.02
39	6/1/2009	14,153.79
40	7/1/2009	14,239.07
41	8/1/2009	14,324.86
42	9/1/2009	14,411.16
43	10/1/2009	14,497.99
44	11/1/2009	14,585.34
45	12/1/2009	14,673.22
46	1/1/2010	14,761.62
47	2/1/2010	14,850.56
48	3/1/2010	14,940.04
49	4/1/2010	15,030.05
50	5/1/2010	15,120.61
51	6/1/2010	15,211.71
52	7/1/2010	15,303.36
53	8/1/2010	15,395.56
54	9/1/2010	15,488.32
55	10/1/2010	15,581.64
56	11/1/2010	15,675.52
57	12/1/2010	15,769.96
58	1/1/2011	15,864.98
59	2/1/2011	15,960.56